              As filed with the Securities and Exchange Commission
                                 on May 31, 1994
                                                       Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  CLARCOR Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                           36-0922490
- --------------------               -----------------------
(State or other juris-             (IRS Employer
diction of incorporation           Identification No.)
or organization)

2323 Sixth Street
P.O. Box 7007
Rockford, Illinois                 61125
- ---------------------              -----------
(Address of Principal              (Zip Code)
Executive Office)

                                     CLARCOR
                         401(K) RETIREMENT SAVINGS PLAN
                         ------------------------------
                            (Full title of the plan)

                                Marshall C. Arne
                                    Secretary
                                  CLARCOR Inc.
                                2323 Sixth Street
                                  P.O. Box 7007
                            Rockford, Illinois  61125
                     ---------------------------------------
                     (Name-and address of agent for service)

                                 (815) 961-5728
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


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                         CALCULATION OF REGISTRATION FEE


                                                        Proposed        Proposed maximum
Securities to be                  Amount to be      maximum offering   aggregate offering       Amount of
registered(1)                      registered        price per share          price         registration fee
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Common Stock                         500,000          $18.125(2)        $9,062,500.00(2)        $3,125.00(2)
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Preferred Stock Purchase Rights      222,000               (3)                 (3)                 (3)
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(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock in the New York Stock Exchange Composite Transactions on May 26, 1994, which was $18.125.

(3) The Company's Preferred Stock Purchase Rights initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof:

          (a) the Annual Report on Form 10-K of CLARCOR Inc., a Delaware corporation (the "Company"), for the fiscal year ended November 27, 1993;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended February 26, 1994;

          (c) the description of the Company's Common Stock which is contained in a registration statement filed under the Securities Exchange Act of 1934, including any subsequent amendment or any report or other filing filed with the Commission updating such description;

          (d) the description of the Company's Preferred Stock Purchase Rights (the "Rights") set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated April 24, 1986, as amended by the Company's Form 8, Amendment No. 1, dated June 30, 1989, File No. 0-3801, including any subsequent amendment or any report or other filing filed with the Commission updating such description; and

          (e) the Annual Report on Form 11-K of the CLARCOR 401(k) Retirement Savings Plan (the "Plan"), for the fiscal year ended November 30, 1993.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan pursuant to
Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees and agents from liability under certain circumstances. The Certificate of Incorporation of the Company, as amended, provides indemnification for directors, officers, employees and agents to the extent permitted by the Delaware General Corporation Law, eliminates to the extent permitted by the law the personal liability of directors for monetary damages to the Company and its stockholders and permits the Company to insure its directors, officers, employees and agents against certain liabilities as to which they may not be indemnify under the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.                Description
- -----------                -----------

 4(a)*         CLARCOR 401(k) Retirement Savings Plan.

 4(b)* Amendment to CLARCOR 401(k) Retirement Savings Plan effective as of August 1, 1992.

 4(c)* Amendment to CLARCOR 401(k) Retirement Savings Plan effective as of June 1, 1994.

 4(d)* CLARCOR 401(k) Retirement Savings Trust, As Amended and Restated Effective as of June 1, 1994.

 4(e)          The Company's Restated Certificate of Incorporation.
               Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1983.

 4(f) Amendment to ARTICLE NINTH of Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1(a) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1988 (the "1988 10-K").

 4(g)          Amendment changing name of the Company to CLARCOR Inc.
               Incorporated by reference to Exhibit 3.1(b) to the 1988 10-K.

 4(h) Amendment to ARTICLE FOURTH of the Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1990.

 4(i)          The Company's By-laws, as amended.  Incorporated by reference to
               Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended November 27, 1993.

Exhibit No.                Description
- -----------                -----------

 4(j) Rights Agreement dated as of April 14, 1986 between the Company and The First National Bank of Chicago. Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated April 20, 1986.

 4(k)          Amendment to Rights Agreement dated as of June 27, 1989.
               Incorporated by reference to Exhibit 4 to the Company's Current Report on From 8-K filed on August 14, 1989.

  23*          Consent of Independent Accountants.


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* Filed herewith.

The company will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

          1. The Company hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, each filing of the Plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on May 31, 1994.

                                   CLARCOR Inc.



                                   By Lawrence E. Gloyd
                                      ---------------------------
                                      Lawrence E. Gloyd
                                      Chairman, President & Chief
                                      Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 31, 1994.

      Signature                        Position
      ---------                        --------

Lawrence E. Gloyd                  Chairman, President & Chief
- -------------------------
Lawrence E. Gloyd                  Executive Officer and Director

L. Paul Harnois                    Senior Vice President & Chief
- -------------------------
L. Paul Harnois                    Financial Officer

William F. Knese                   Vice President, Treasurer,
- -------------------------
William F. Knese                   Controller & Chief Accounting Officer

J. Marc Adam                       Director
- -------------------------
J. Marc Adam

Milton R. Brown                    Director
- -------------------------
Milton R. Brown

Carl J. Dargene                    Director
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Carl J. Dargene

Frank A. Fiorenza                  Director
- -------------------------
Frank A. Fiorenza

Dudley J. Godfrey, Jr.             Director
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Dudley J. Godfrey, Jr.

Stanton K. Smith, Jr.              Director
- -------------------------
Stanton K. Smith, Jr.

Richard A. Snell                   Director
- -------------------------
Richard A. Snell

Don A. Wolf                        Director
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Don A. Wolf

          Pursuant to the requirements of the Securities Act of 1933, the CLARCOR 401(k) Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockford, State of Illinois on May 31, 1994.


                                   CLARCOR 401(k) RETIREMENT
                                      SAVINGS PLAN


                                   By L. Paul Harnois
                                      --------------------------------
                                      L. Paul Harnois
                                      Member of CLARCOR Inc. Pension
                                      Committee, as Plan Administrator


                                   By William F. Knese
                                      --------------------------------
                                      William F. Knese
                                      Member of CLARCOR Inc. Pension
                                      Committee, as Plan Administrator


                                   By David J. Lindsay
                                      --------------------------------
                                      David J. Lindsay
                                      Member of CLARCOR Inc. Pension
                                      Committee, as Plan Administrator

                                  EXHIBIT INDEX


                                                                    Sequential
Exhibit No.                Description                              Page No.
- -----------                -----------                              ----------

 4(a)*         CLARCOR 401(k) Retirement Savings Plan.

 4(b)*         Amendment to CLARCOR 401(k) Retirement
               Savings Plan effective as of August 1, 1992.

 4(c)*         Amendment to CLARCOR 401(k) Retirement
               Savings Plan effective as of June 1, 1994.

 4(d)*         CLARCOR 401(k) Retirement Savings
               Trust, As Amended and Restated
               Effective as of June 1, 1994.

 4(e)          The Company's Restated Certificate of
               Incorporation.  Incorporated by reference to
               Exhibit 3.1 to the Company's Annual Report on Form
               10-K for the fiscal year ended November 30, 1983.

 4(f) Amendment to ARTICLE NINTH of Restated Certificate of Incorporation. Incorporated by reference to
               Exhibit 3.1(a) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1988 (the "1988 10-K").

 4(g)          Amendment changing name of the Company to CLARCOR
               Inc. Incorporated by reference to Exhibit 3.1(b) to the 1988 10-K.

 4(h) Amendment to ARTICLE FOURTH of the Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1990.

 4(i) The Company's By-laws, as amended. Incorporated by reference to Exhibit 3.2 to the Company's
               Annual Report on Form 10-K for the fiscal year ended November 27, 1993.

                                                                    Sequential
Exhibit No.                Description                              Page No.
- -----------                -----------                              ----------

 4(j) Rights Agreement dated as of April 14, 1986 between the Company and The First National Bank of
               Chicago. Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated
               April 20, 1986.

 4(k)          Amendment to Rights Agreement dated as of June 27,
               1989. Incorporated by reference to Exhibit 4 to the Company's Current Report on From 8-K filed on
               August 14, 1989.

  23*          Consent of Independent Accountants.


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* Filed herewith.